JOINT FILER INFORMATION

Name:  TC Group, L.L.C.

Name:  TCG Holdings, L.L.C.

Address: c/o The Carlyle Group

  1001 Pennsylvania Avenue, N.W.

  Suite 220 South

  Washington, D.C. 20004-2505

Designated Filer:  Carlyle Investment Management, L.L.C.

Issuer & Ticker Symbol: Magellan Midstream Holdings, L.P. (MGG)

Date of Event Requiring Statement: 02/09/2006

SIGNATURES OF REPORTING PERSONS EACH DATED 02/10/2006

TCG Holdings, L.L.C.

By:  /s/ John Harris

Name: John Harris

Title: Vice President

TC Group, L.L.C.

By: /s/ John Harris

Name: John Harris

Title: Vice President